Exhibit 4.14
IMPORTANT NOTICE
The information contained in this instrument forms part of the public records available for inspection and search by members of the public upon payment of a fee. The information is collected and used for the purpose of maintaining the land register pursuant to the Land Titles Act.

For Official Use Only
THE LAND TITLES ACT	Instrument No.	IA/394945S
LEASE	Version No.	Based On
0.03
	Registered By	/s/ Yeo Soh Peng
	Registered On	21 JUL 2008

DESCRIPTION OF LAND

Title
Type	Vol	Fol	Lot No	Extent	Property Address
CT	611	129	MK29-2300W	Whole	1 TAMPINES INDUSTRIAL AVENUE 5 SINGAPORE 528830
LESSOR

ID / Co Regn No :	51100250000R
Name :	Jurong Town Corporation
Citizenship / Place of Incorporation :	SINGAPORE
Address (within Singapore for service of notice) :	8 Jurong Town Hall Road The JTC Summit Singapore 609434
HEREBY LEASES the registered estate or interest in the land to
LESSEE

ID / Co Regn No :	199604197R
Name :	CHARTERED SEMICONDUCTOR MANUFACTURING (TAMPINES) PTE. LTD.
Citizenship / Place of Incorporation :	SINGAPORE
Address (within Singapore for service of notice) :	1 TAMPINES INDUSTRIAL AVENUE 5 Singapore 528830
TERM OF LEASE / CONSIDERATION

Term of Lease :	30 years
Commencement Date :	01/08/1996
Annual Rent :	SEE ANNEX A
Consideration :	* SEE ANNEX A

Stamp Duty Cert Attached

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IMPORTANT NOTICE
The information contained in this instrument forms part of the public records available for inspection and search by members of the public upon payment of a fee. The information is collected and used for the purpose of maintaining the land register pursuant to the Land Titles Act.
Subject to the following prior encumbrances
PRIOR ENCUMBRANCES
* Nil
COVENANTS AND CONDITIONS
	•	the covenants, conditions and powers implied by law in instruments of lease

	•	the covenants and conditions set forth in the Memorandum of Lease filed in the Singapore Land Authority as Memorandum of Lease Number I/30809F and as varied by Annex A.

*	•	See Annex A
Please refer to the attached document with the following description(s):
ANNEX A

DATE OF INSTRUMENT :	25 JUN 2008
EXECUTION BY LESSOR
The Common Seal of Jurong Town Corporation was hereunto affixed in the presence of:-

Signature :	/s/ Eunice Koh

	Director, Customer Services Group	[Customer Services] — Eunice Koh

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IMPORTANT NOTICE
The information contained in this instrument forms part of the public records available for inspection and search by members of the public upon payment of a fee. The information is collected and used for the purpose of maintaining the land register pursuant to the Land Titles Act.
EXECUTION BY LESSEE
The Common Seal of CHARTERED SEMICONDUCTOR MANUFACTURING (TAMPINES) PTE. LTD. was hereunto affixed in the presence of:-

Signature :	/s/ George Thomas
DIRECTOR — NAME: George Thomas

Signature :	/s/ Simon Yang
DIRECTOR/~~SECRETARY~~ — NAME: Simon Yang

CERTIFICATE PURSUANT TO THE RESIDENTIAL PROPERTY ACT
I, solicitor for the LESSEE, hereby certify that I have verified the following information:
Place of Incorporation and registration number

Name of Solicitor :	LAW ZHI-EN, DANIEL

Signature :	/s/ Law Zhi-en, Daniel	A&G

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IMPORTANT NOTICE
The information contained in this instrument forms part of the public records available for inspection and search by members of the public upon payment of a fee. The information is collected and used for the purpose of maintaining the land register pursuant to the Land Titles Act.
I, the solicitor acting for the LESSEE, hereby certify that the within land/premises is NOT a residential property (as defined in the Residential Property Act), and that approval under the said Act is not required for the purchase, acquisition or retention of the within land/premises.

Name of Solicitor :	LAW ZHI-EN, DANIEL

Signature :	/s/ Law Zhi-en, Daniel	A&G

CERTIFICATE OF CORRECTNESS
I, a duly authorised officer of the Jurong Town Corporation as at the date of this instrument under the Jurong Town Corporation Act, for and on behalf of the LESSOR hereby certify that this instrument is correct for the purposes of the Land Titles Act.

Name of Duly Authorised Officer :	CHUA SENG KEE

Signature :	/s/ Chua Seng Kee

CERTIFICATE OF CORRECTNESS
I, solicitor for the LESSEE hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I hold a practising certificate which is in force as at the date of the instrument.

Name of Solicitor :	LAW ZHI-EN, DANIEL

Signature :	/s/ Law Zhi-en, Daniel	A&G

CASE FILE REFERENCE

Law firm case file reference :	(LG)3729/1552/CSK/YY

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IA/394945S
ANNEX A
GS LOT 2300W MK 29 at 1 TAMPINES INDUSTRIAL AVENUE 5 SINGAPORE 528830
A	Consideration :	1	The fixed investment criteria by the Lessee on building and civil works exceeding $600/- per square metre of the gross built-up area and on plant and machinery exceeding $200/- per square metre of the demised premises, (hereinafter referred to as “the fixed investment criteria”) and a gross plot ratio of not less than 0.76 and not more than 1.4.

		2	An annual rent as set out in clause 1(i) of Part I of this Annex A.
A1	Easement :	As provided in the Memorandum of Lease I/30809F and the First Variation of Memorandum of Lease VML I/076384J hereinafter referred to.
B	The Memorandum of Lease Instrument No. I/30809F (hereinafter referred to as “the ML”) shall be varied by the First Variation of memorandum of Lease Instrument No. I/076384J (hereinafter referred to as “the VML”) and further varied as follows:-
PART I
Clauses 1(i), 1(xi) and 1(xxxv) of the ML and clause 1(xl) of the VML shall be deleted, and substituted by the following correspondingly numbered clauses:-
1	(i)	To pay the annual rent as set out below:-
(a)	the annual rent shall be paid by equal monthly instalments on the first day of each month of every year (i.e. first of January, February, March, etc.) of the said term without any deductions and in advance without demand at the office of the Lessor, or at such other office as the Lessor may designate;

(b)	from 1 August 1996 the annual rent of Dollars One Million Seven Hundred and Ten Thousand only ($1,710,000/-) calculated at the rate of $19- per square metre per annum for the demised premises having an area of 90,000 square metres which rate shall be subject to revision on 1 August 1997 and on 1 August of every year thereafter at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed 7.6% of the annual rent for each immediately preceding year;
Lease (Annex A)/1.020/Mar 2006/ Chartered Semiconductor Manufacturing (Tampines) Pte.
Ltd./A16199/Mk29_GS Lot 2300W/(LG)3729/1552/CSK/YY

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IA/394945S
(c)	from 18 August 1999, the annual rent of Dollars Two Million Two Hundred and Twelve Thousand Eight Hundred and Thirty-Seven and cents Twenty only ($2,212,837.20cts) calculated at the rate of $23.67cts per square mere per annum for the demised premises having an area of 93,487 square metres, (although the final survey area is 93,489.20 square metres) which rent was last revised on 1 August 2000 to the rate of $25.47cts per square metre per annum. The annual rent so revised on 1 August 2000 shall be subject to revision on 1 August 2001 and on 1 August of every year at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed 7.6% of the annual rent for each immediately preceding year;

(d)	from 1 August 2001 the annual rent of Dollars Two Million Three Hundred and Eighty-Three Thousand Nine Hundred and Eighteen and cents Fifty only ($2,383,918.50cts) calculated at the rate of $25.55cts per square metre per annum of the demised premises having an area of 93,487 square metres, (although the final survey area is 93,489.20 square metres) which rate shall be subject to revision on 1 August 2003 and on 1 August of every year thereafter at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed 5.5% of the annual rent for each immediately preceding year. The annual rent was revised on 1 August 2007 to the rate of $16.20cts per square metre per annum; and

(e)	the market rent referred to in sub-clauses (c) and (d) above shall mean the rent per square metre per annum of the demised premises excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of the Lessor shall be final.
(xi)	Not to demise assign charge create a trust or agency mortgage let sublet or underlet or grant a licence or part with or share the possession or occupation of the demised premises in whole or in part without first obtaining the consent of the Lessor in writing. The restrictions contained in Section 17 of the Conveyancing and Law of Property Act (Chapter 61) shall not apply. In addition, the Lessor may in its absolute discretion in giving the consent require, inter alia, that the fixed investment criteria be met and due proof thereof be shown within such period of time as the Lessor may stipulate, and in the event of the non-observance thereof, the Lessor shall, without prejudice to any other right or remedy the Lessor may have, be entitled to exercise its rights under Clause 3(c) herein.
Lease (Annex A)/1.020/Mar 2006/ Chartered Semiconductor Manufacturing (Tampines) Pte.
Ltd./A16199/Mk29_GS Lot 2300W/(LG)3729/1552/CSK/YY

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IA/394945S
(xxxv)	Not to keep or permit to be used or stored in the demised premises or any part thereof any materials of a dangerous or explosive nature without the prior consent in writing of the Lessor and to keep the Lessor indemnified against all damages claims and action caused by the use or storage of such materials whether or not the same is done with the consent of the Lessor.

(xl)	Without prejudice to the generality of clauses 1(iii) and 1(vii) of the ML, the rent and other taxable sums payable by the Lessee under or in connection with this lease shall be exclusive of the goods and services tax (hereinafter called “tax”) chargeable by any government, statutory or tax authority calculated by reference to the amount of rent and any other taxable sums received or receivable by the Lessor from the Lessee and which tax is payable by the Lessee. The Lessee shall pay the tax and the Lessor acting as the collecting agent for the government, statutory or tax authority shall collect the tax from the Lessee together with the rent hereinbefore reserved without any deduction and in advance without demand on the 1st day of each month of every year (i.e., first of January, February, March etc.), and in the manner and within the period prescribed in accordance with the applicable laws and regulations.
PART II
The following covenants and conditions are additional to those in the ML [Note: Clause/sub-clause numbering sequence follows those already in the ML and the VML]:-
1	(xli)	Not to use or permit or suffer the demised premises or any part thereof to be used otherwise than for wafer fabrication only except with the prior consent in writing of the Lessor. In giving its consent, the Lessor may in its absolute discretion require, inter alia, the Lessee to meet the fixed investment criteria and to show due proof thereof within such period of time as the Lessor may stipulate, and in the event of the non-observance thereof, the Lessor shall be entitled to exercise its rights under Clause 3(c) of the ML as amended by the VML. For the avoidance of any doubt, the words “meet” in this clause and “met” in Clause 1(xi) herein shall include the maintenance of the fixed investment criteria and if it has not been maintained, then that it be met.

	(xlii)	Without prejudice to Clause 1(viii) of the ML, to ensure that the gross plot ratio shall not be less than 0.76 and not more than 1.4.
Lease (Annex A)/1.020/Mar 2006/ Chartered Semiconductor Manufacturing (Tampines) Pte.
Ltd./A16199/Mk29_GS Lot 2300W/(LG)3729/1552/CSK/YY

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IA/394945S
(xliii)	The Lessee shall not at any time hold the Lessor liable for any claim, demand, action, proceeding, inconvenience, loss, damages, costs or expenses of whatsoever kind or description which the Lessee or any other person may suffer in connection with or arising from the Easement referred to in the VML or any works carried out in relation thereto.

(xliv)	At all times throughout the term of lease hereby created to keep in full operation and continue operations at the whole of the demised premises in accordance with the use permitted in Clause 1(xli) herein.

(xlv)	If the Registrar of Titles issues in favour of the Lessee a Certificate of Title for the leasehold estate comprised in the lease hereby created, the Lessee must, within one (1) month of receipt of the said Certificate of Title submit a copy of it to the Lessor.

(xlvi)	If the term of lease hereby created shall at any time be determined by expiry or otherwise, the Lessee must at his own cost and expense immediately surrender or cause to be surrendered the said Certificate of Title for the leasehold estate (and any duplicate instrument) to the Registrar of Titles for custody and cancellation by the Registrar and the Lessee shall simultaneously give to the Lessor written notice of such surrender.

(xlvii)	At all times and at his own cost, to comply with and observe any height restriction on buildings and structures at the demised premises which may be imposed by any governmental or statutory authority and to ensure that the height restriction plan(s) which may be furnished to the Lessee shall at all times be held in strict confidence and shall not be shown, revealed or copied to or by any contractor, sub-contractor, watchman, employee, agent, representative or any other person except with the prior consent in writing of the Lessor.

(xlviii)	Not to place, construct or erect or permit the placing, construction or erection of any building, structure or equipment whatsoever on the 5.0-metre wide sewer easement situated within the boundary of the demised premises as shown on the plan annexed to the Building Agreement dated 6 December 1996 and shall comply with the requirements of the relevant governmental and statutory authorities including the Urban Redevelopment Authority and the Building and Construction Authority.

(xlix)	Subject to Clause 1 (viii) of the ML, to ensure that the maximum height of any chain-link fence (including the anti-climb) or the boundary wall erected by the Lessee at the demised premises shall not exceed two (2) metres PROVIDED THAT the chain-link fence or the boundary wall shall be erected behind any hedge that may be planted at the boundary of the demised premises.
Lease (Annex A)/1.020/Mar 2006/ Chartered Semiconductor Manufacturing (Tampines) Pte.
Ltd./A16199/Mk29_GS Lot 2300W/(LG)3729/1552/CSK/YY

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IA/394945S
(l)	Without prejudice to the generality of Clause 1(iv) of the ML and at the Lessee’s own cost, to maintain and upkeep aesthetically designed high-quality buildings with extensive landscaping to the satisfaction of the Lessor which building facade fronting Tampines Avenue 10 shall be treated to a standard satisfactory to the Lessor.

(li)	Not at any time to store or to permit storage of any material, equipment or goods whatsoever at any open area of the demised premises or any part thereof.

(lii)	Not to permit any chain-link fencing for the frontage facing Tampines Avenue 10.

(liii)	Not to allow any vehicular access along the strip of the demised premises as shown on the plan annexed to the Building Agreement dated 6 December 1996.

(liv)	To erect and maintain a 50-metres health and safety buffer which shall not extend beyond the lot boundary as shown on the plan annexed to the Building Agreement dated 6 December 1996 for the toxic gases used and stored on the demised premises.

(lv)	To develop the demised premises for low density industrial development limited to 100 persons per hectare.

(lvi)	To accept the demised premises in its existing state and condition with full knowledge that the demised premises falls within a control zone and at the Lessee’s own cost and in addition to clause 1(viii) in the ML, to comply with all glazing control guidelines which may now or hereafter be stipulated by the relevant governmental or statutory authorities for the control zone.

(lvii)	To fully indemnify the Lessor at all times against any and all claims, demands, proceedings, actions, losses, damages (including loss and damage to life or property), expenses, costs, penalties and liabilities that may arise in respect of Clause 1(lvi) hereinbefore mentioned.
2A	IN CONSIDERATION of a minimum investment by the Lessee of $750/- per square metre of the gross building floor area on building and civil works and at least $400/- per square metre of the demised premises on plant and machinery, (in this Lease also referred to as “the fixed investment criteria”) and subject to a gross plot ratio of not less than 0.76 but not more than 1.4, the Lessor further covenants with the Lessee that he shall grant to the Lessee a Lease of the demised premises for a further term of thirty (30) years (hereinafter referred to as “the further term”) from the expiry of the said term upon the same terms and conditions and containing like covenants as are contained in this lease with the EXCEPTION of the present covenant for renewal PROVIDED THAT:
Lease (Annex A)/1.020/Mar 2006/ Chartered Semiconductor Manufacturing (Tampines) Pte.
Ltd./A16199/Mk29_GS Lot 2300W/(LG)3729/1552/CSK/YY

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IA/394945S
(i)	at the expiry of the said term, there be no existing breach or non-observance of any of the covenants and conditions herein contained on the part of he Lessee to be observed or performed;

(ii)	the rental payable for the further term shall be as set out hereunder:
(a)	the annual rent for the further term shall be at the rate based on the market rent at the commencement of the further term (hereinafter referred to as “the Second Initial Rent”);

(b)	the Second Initial Rent shall be revised on 1 August 2027 and on 1 August of every year thereafter at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed 5.5% of the annual rent for each immediately preceding year;

(c)	the annual rent for the further term shall be payable by monthly instalments without any deductions and in advance without demand on the 1st day of each month in every year of the further term at the office of the Lessor or at such other office of the Lessor may designate the first of such payments to be made on or before the commencement of the further term; and

(d)	for the purposes of (a) and (b) above, the market rent shall mean the rent per square metre per annum of the demised premises excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of the Lessor shall be final;
(iii)	if required by the Lessor, the Lessee shall within four (4) months from the commencement of the further term and at his own cost and expense, carry out and complete such improvements to the landscaping at the demised premises as may be stipulated in writing by the Lessor;

(iv)	the Lessee shall six (6) months before the expiry of the said term submit, for the approval of the Lessor and the relevant governmental and statutory authorities, plans for the upgrading of the exterior of buildings on the demised premises to the same highest quality of new buildings which the Lessor will be building at that time, and the Lessee shall expeditiously do all acts and things necessary to obtain the approval, all at the cost and expense of the Lessee; and
Lease (Annex A)/1.020/Mar 2006/ Chartered Semiconductor Manufacturing (Tampines) Pte.
Ltd./A16199/Mk29_GS Lot 2300W/(LG)3729/1552/CSK/YY

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang

IA/394945S
(v)	the Lessee shall at his own cost and expense complete, within eighteen (18) months from the commencement of the further term, the upgrading of the exterior of the buildings in accordance with the plans approved by the Lessor and the relevant governmental and statutory authorities and to the satisfaction of the Lessor.
3(d)	A person who is not a party to this Lease shall have no right under the Contracts (Rights of Third Parties) Act (as amended or revised from time to time) to enforce any of the covenants, terms or conditions of this Lease. The word “person” shall include a body corporate.
Lease (Annex A)/1.020/Mar 2006/ Chartered Semiconductor Manufacturing (Tampines) Pte.
Ltd./A16199/Mk29_GS Lot 2300W/(LG)3729/1552/CSK/YY

/s/ George Thomas	/s/ Simon Yang

George Thomas	Simon Yang